333 North Central Avenue Phoenix, AZ 85004	Financial Contacts:		Media Contact:
	Kathleen L. Quirk (602) 366-8016	David P. Joint (504) 582-4203	Eric E. Kinneberg (602) 366-7994
Freeport-McMoRan Announces Results of
Offer to Purchase Certain Outstanding Senior Notes

PHOENIX, AZ, December 5, 2014 - Freeport-McMoRan Inc. (NYSE: FCX) announced today that as of 5:00 p.m., New York City time, on December 4, 2014 (the “Early Participation Date”), pursuant to the cash tender offer (the “Tender Offer”) by its subsidiary, Freeport-McMoRan Oil & Gas LLC (the “Company”), the Company has received tenders of $1.66 billion aggregate principal amount of the notes listed in the table below (collectively the “Notes”) and accepted $1.14 billion aggregate principal amount of the Notes for total aggregate consideration of $1.26 billion. The Company has accepted for purchase the principal amounts of tendered Notes of each series set forth in the table below.

Series of Notes	CUSIP No.	Outstanding Principal Amount(1)	Principal Amount Tendered(1,2)	Principal Amount Accepted for Purchase(1,3)	Percent of Outstanding Principal Amount Accepted for Purchase	Total Consideration(4,5)
6.125% Senior Notes due 2019	726505AM2	$487.5	$302.9	$250.6	51.40%	$1,103.75
6½% Senior Notes due 2020	726505AN0	$975.0	$548.5	$358.0	36.72%	$1,097.50
6.625% Senior Notes due 2021	726505AK6	$390.0	$266.0	$128.5	32.96%	$1,107.50
6.75% Senior Notes due 2022	726505AL4	$650.0	$292.1	$201.5	30.99%	$1,127.50
6⅞% Senior Notes due 2023	726505AP5	$975.0	$245.7	$196.5	20.16%	$1,140.00
(1) In millions
(2) As of the Early Participation Date
(3) As of the Early Acceptance Date
(4) Per $1,000 principal amount of Notes that are accepted for purchase, excluding accrued interest.
(5) Includes the $30.00 Early Participation Amount.

The Tender Offer is being funded with the proceeds from FCX’s issuance of $3.0 billion in senior notes completed on November 14, 2014. The proceeds from FCX’s sale of senior notes are also being used to fund essentially all of the company’s 2015 scheduled maturities (including scheduled term loan amortization and $500 million in 1.40% Senior Notes due 2015), $300 million in 7.625% Senior Notes due 2020, with the balance of the proceeds being used to repay bank debt.

The Tender Offer is described in the Offer to Purchase dated November 20, 2014 (the “Offer to Purchase”) and the related Letter of Transmittal previously sent to holders of the Notes. As set forth in the Offer to Purchase, holders of Notes who validly tendered and did not withdraw their Notes on or prior to the Early Participation Date, and whose Notes are accepted for purchase, will be entitled to receive the Total Consideration, which includes an early participation amount of $30.00 per $1,000 principal amount of Notes (the “Early Participation Amount”). Accrued and unpaid interest will be paid on all Notes validly tendered (and not withdrawn) and accepted for purchase from the applicable last interest payment date to, but not including, the date on which the Notes are purchased.

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The Company has exercised its right to early accept for purchase Notes validly tendered on or prior to the Early Participation Date at a bid price that results in a bid premium less than or equal to $22.50 (the “Clearing Premium”) as described in the Offer to Purchase. Since the Notes validly tendered at a bid price that results in a bid premium equal to or less than the Clearing Premium would result in an aggregate purchase price equal to the tender cap, as increased, of $1.26 billion (exclusive of accrued and unpaid interest) (the “Tender Cap”), the Company will accept for purchase all Notes validly tendered (and not withdrawn) on or prior to the Early Participation Date with a bid price that results in a bid premium less than or equal to the Clearing Price and, accordingly, such Notes will be purchased without proration. Notes validly tendered (and not withdrawn) at a bid price that results in bid premium in excess of the Clearing Premium will not be accepted for purchase pursuant to the Tender Offer and such Notes will be returned to holders. Settlement of Notes accepted for purchase is expected to occur on December 5, 2014.

The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on December 18, 2014, unless extended or earlier terminated (such time, the “Expiration Date”). Since the Tender Cap was reached by the Early Participation Date, Notes tendered after the Early Participation Date during the period remaining until the Expiration Date will not be purchased pursuant to the Tender Offer.

The Company has retained BofA Merrill Lynch and J.P. Morgan Securities LLC to act as the Joint Lead Dealer Managers and BNP Paribas Securities Corp. to act as Co-Dealer Manager for the Tender Offer. D.F. King & Co., Inc. is the Information Agent and Tender Agent for the Tender Offer.

For additional information regarding the terms of the Tender Offer, please contact: BofA Merrill Lynch at (888) 292-0700 (toll free) or (980) 683-3215 (collect) or J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-4811 (collect). Questions regarding the Tender Offer may also be directed to D.F. King & Co., Inc. at (866) 207-2356 (toll free) or (212) 269-5550 (collect).

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO PURCHASE ANY NOTES. THE TENDER OFFER IS BEING MADE SOLELY PURSUANT TO THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL, WHICH SET FORTH THE COMPLETE TERMS OF THE TENDER OFFER.

Freeport-McMoRan Inc.

FCX is a premier U.S.-based natural resources company with an industry-leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world's largest publicly traded copper producer.

FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America; the Tenke Fungurume minerals district in the Democratic Republic of Congo; and significant oil and natural gas assets in North America, including reserves in the Deepwater Gulf of Mexico (GOM), onshore and offshore California and in the Haynesville natural gas shale play, and an industry-leading position in the emerging shallow water Inboard Lower Tertiary/Cretaceous natural gas trend on the Shelf of the GOM and onshore in South Louisiana.

Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” "potential," “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX’s subsequent filings with the SEC.

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Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after its forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may or may not be able to control. Further, FCX may make changes to its business plans that could or will affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in FCX's assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.

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